Exhibit 99.1

Celularity Enters Strategic Collaboration Agreement with Clinical Stage Cell Therapy Company

Leverages Celularity World-class Manufacturing Capabilities

FLORHAM PARK, N.J., February 24, 2025 (GLOBE NEWSWIRE) — Celularity Inc. (Nasdaq: CELU) (“Celularity” or the “Company”), a cellular and regenerative medicine company, today announced that it has entered into a Master Services Collaboration Agreement with BlueSphere Bio, Inc. (BSB) covering manufacturing activities for certain BSB cell therapy products. This collaboration is the second of its kind for Celularity and demonstrates the Company’s ability to leverage its world class cGMP manufacturing infrastructure and deep expertise to attract clients like BSB, who are seeking differentiated alternatives to manufacture their therapeutic products in an ever-changing landscape. This collaboration further evidences the revenue generating potential of Celularity’s assets.

The Collaboration Agreement will initially focus on the production of BSB’s novel T cell receptor (TCR) T cell therapies using the technical and manufacturing capabilities at Celularity’s Florham Park, NJ, cGMP-ready facility. This collaboration will extend to all aspects of cell therapy manufacturing including Chemistry, Manufacturing and Controls (CMC), Quality Assurance and Quality Control. As part of this Collaboration, Celularity will dedicate staff and a small portion of its 37,000 square foot commercial manufacturing footprint. In coordination with Celularity management, BSB and its team will have oversight over production of its second cell therapy product for the treatment of Acute Myelogenous Leukemia (AML) both in the U.S. and abroad.

Robert J. Hariri, M.D., Ph.D., Celularity CEO and Chair, said, “We are delighted to announce this important collaboration, which will bring together our core strengths in cell manufacturing, process development and BSB’s development of novel cell therapies to treat high risk leukemias. Celularity has invested significant capital in its manufacturing and development infrastructure, with a vision to not only support its own programs, but to create a collaborative business model for companies like BSB, to leverage Celularity's technical capabilities. This new relationship with BSB further realizes that objective and helps set the stage for future clients seeking transformative alternatives for any GMP manufacturing needs.”

Keir Loiacono, CEO of BlueSphere noted, “Reliable and flexible manufacturing are critical to a successful cell therapy program. The quality of Celularity’s business model and facility will provide BlueSphere with the necessary tools to advance our assets to the clinic in an affordable fashion, without relinquishing control over our processes. The team at Celularity has been welcoming and open to addressing all our needs, and we look forward to working with them.”

About Celularity

Celularity Inc. (Nasdaq: CELU) is a regenerative and cellular medicine company developing and commercializing advanced biomaterial products and allogeneic, cryopreserved, placental-derived cell therapies, all derived from the postpartum placenta. Celularity believes that by harnessing the placenta’s unique biology and ready availability, it can develop therapeutic solutions that address significant unmet global needs for effective, accessible, and affordable therapies. For more information, visit www.celularity.com.

About BlueSphere Bio

BlueSphere Bio is a drug development company with two near-term clinical assets in AML. BSB-1001 is a TCR T cell therapy targeting the minor histocompatibility antigen-1 (HA-1) and is the first clinical candidate in the TCX-101 clinical program. Under the TCX-101 clinical program, BSB-1001 will be dosed simultaneously with allogeneic hematopoietic stem cell transplant in patients with high-risk AML. BlueSphere anticipates dosing its first patient in the TCX-101 program in 1H2025. BSB has also discovered and nominated three additional miHA targeting TCRs for clinical development, all for use in the same clinical setting as BSB-1001.

In addition to TCX-101, BSB has further broadened its AML therapy pipeline to address an additional subset of patients by discovering and nominating a lead TCR reactive against mutant NPM-1 for the TCX-102 program. The TCX-102 program will be autologous and not given in combination with stem cell transplant. An IND is expected in the second quarter of 2025.

Forward Looking Statements

This press release includes “forward-looking statements” (as defined under Federal securities laws). All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “could,” “expect,” “forecast,” “may,” “plan,” “project,” “should,” “will,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances). Forward-looking statements are based on Celularity’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Many factors could cause actual results to differ materially from those described in these forward-looking statements, including those risk factors set forth under the caption “Risk Factors” in Celularity’s annual report on Form 10-K filed with the Securities and Exchange Commission (SEC) on July 30, 2024, and other filings with the SEC. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Celularity does not presently know, or that Celularity currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, these forward-looking statements reflect Celularity’s current expectations, plans, or forecasts of future events and views as of the date of this communication. Subsequent events and developments could cause assessments to change. Accordingly, forward-looking statements should not be relied upon as representing Celularity’s views as of any subsequent date, and Celularity undertakes no obligation to update forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Carlos Ramirez

Senior Vice President, Celularity Inc.

Carlos.ramirez@celularity.com

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